                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                    HARVEYS CASINO RESORTS
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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     and 0-11.
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
                             HARVEYS CASINO RESORTS
                                  P.O. BOX 128
                       U.S. HIGHWAY 50 & STATELINE AVENUE
                            LAKE TAHOE, NEVADA 89449

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY L, 1997

To the Stockholders:

    NOTICE is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Harveys Casino Resorts (the "Company") will be held at Harveys Resort Hotel/Casino, U.S. Highway 50 and Stateline Avenue, Lake Tahoe, Nevada 89449, on Thursday, May l, 1997 at 10:00 a.m. local time, for the following purposes:

    1. To elect three directors to serve for a term of three years until the 2000 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified; and

    2. To consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    Holders of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on March 14, 1997, the record date fixed by the Company's board of directors (the "Board of Directors"), are entitled to notice of and to vote at the Annual Meeting. The Board of Directors urges all stockholders of record to exercise their right to vote at the meeting personally or by proxy. Accordingly, we are sending you the following Proxy Statement and the enclosed proxy card.

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SPECIFY YOUR VOTE ON THE ACCOMPANYING PROXY CARD AND SIGN, DATE AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED SELF-ADDRESSED, POSTAGE-PAID ENVELOPE.

    Your prompt response will be appreciated.

                                          By Order of the Board of Directors

                                          CHARLES W. SCHARER
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Lake Tahoe, Nevada
March 28, 1997

                             HARVEYS CASINO RESORTS
                                  P.O. BOX 128
                       U.S. HIGHWAY 50 & STATELINE AVENUE
                            LAKE TAHOE, NEVADA 89449

                            ------------------------

                                PROXY STATEMENT
                               ------------------

    The accompanying proxy is solicited by the board of directors (the "Board of Directors") of Harveys Casino Resorts (the "Company") to be used at the Annual Meeting of Stockholders on Thursday, May 1, 1997 (the "Annual Meeting") to be held at 10:00 a.m. local time at Harveys Resort Hotel/Casino, U.S. Highway 50 and Stateline Avenue, Lake Tahoe, Nevada. This Proxy Statement, the enclosed form of proxy and the Annual Report to Stockholders are being sent to stockholders on or about March 28, 1997.

    At the Annual Meeting, stockholders will be asked to consider and vote upon the following matter:

    ITEM I: The election of three directors to serve until the 2000 Annual Meeting.

    Any stockholder giving a proxy may revoke it at any time prior to its exercise at the Annual Meeting by giving notice of such revocation either personally or in writing to the Secretary of the Company at the Company's executive offices, by subsequently executing and delivering another proxy or by voting in person at the Annual Meeting.

    The Annual Report to Stockholders that accompanies this Proxy Statement is not to be regarded as proxy soliciting material.

    The Board of Directors believes that the election of its director nominees is in the best interests of the Company and its stockholders and recommends to the stockholders the approval of each of the nominees.

                                     VOTING

    Only holders of record at the close of business on March 14, 1997 (the "Record Date") of the Company's common stock, $.01 par value (the "Common Stock"), will be entitled to vote at the Annual Meeting. On the Record Date, there were 9,822,209 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

    Shares of Common Stock represented by duly executed and unrevoked proxies in the enclosed form received by the Board of Directors will be voted at the Annual Meeting in accordance with the specifications made therein by the stockholders, unless authority to do so is withheld. If no specification is made, shares of Common Stock represented by duly executed and unrevoked proxies in the enclosed form will be voted FOR the election of all of the nominees listed herein and, with respect to any other matter that may properly come before the meeting, in the discretion of the persons voting the respective proxies.

    The cost of preparing, assembling and mailing the proxy materials will be borne by the Company. The Company has retained American Stock Transfer & Trust Co. to solicit proxies at an estimated cost of $10,000.

VOTE REQUIRED

    The election of the director nominees requires a plurality of the votes cast in person or by proxy at the Annual Meeting. Under Nevada law, the Company's Restated Articles of Incorporation and the Company's Bylaws, shares as to which a stockholder abstains or withholds from voting on the election of directors and shares as to which a broker indicates that it does not have discretionary authority to vote ("broker non-votes") on the election of directors will not be counted as voting thereon and therefore will not affect the election of the nominees receiving a plurality of the votes cast.

    The stockholders of the Company have no dissenters' or appraisal rights in connection with Item I.

                                     ITEM I
                       NOMINEES FOR ELECTION OF DIRECTORS

    The Company's Restated Articles of Incorporation and Bylaws currently set the number of directors on the Board of Directors at nine (9) and provide that the number of directors may from time to time be decreased to not less than three (3) or increased by amending the Bylaws. The Board of Directors presently consists of the following persons: Richard F. Kudrna, Sr., William B. Ledbetter, Thomas M. Yturbide, Jessica L. Ledbetter, Kirk B. Ledbetter, Luther Mack, Jr., Franklin K. Rahbeck, Eugene R. White and Charles W. Scharer. The Board is staggered into three classes, with each class consisting of three members. Class I consists of Mr. Kudrna, Ms. Ledbetter and Mr. Rahbeck, whose terms expire in 1998. Class II consists of Mr. W. Ledbetter, Mr. K. Ledbetter and Mr. White, whose terms expire in 1999. Class III consists of Mr. Scharer, Mr. Mack and Mr. Yturbide whose terms expire in 1997. At each annual meeting, the terms of three directors expire and director nominees are elected to the Board of Directors for terms of three years.

    Mr. Yturbide has advised the Company that he will not seek an additional term on the Board of Directors and has resigned effective May 1, 1997. The Board of Directors has unanimously elected Charles W. Scharer to succeed Mr. Yturbide as Chairman of the Board. Mr. Scharer will also retain his position as President and Chief Executive Officer. The Board of Directors has unanimously nominated Ronald R. Zideck, Managing Partner for the Reno office of Grant Thornton LLP, an international firm of accountants and management consultants, as a nominee for the seat on the Board of Directors to be vacated by Mr. Yturbide.

    At the Annual Meeting, three directors are to be elected to serve until the 2000 Annual Meeting and until their successors are elected and qualified. Unless authority to vote for directors is withheld in the proxy card, it is the intention of the persons named in the enclosed form of proxy to vote FOR the election of the three nominees listed below. The persons designated as proxies will have discretion to cast votes for other persons in the event any nominee for director is unable to serve. At present, it is not anticipated that any nominee will be unable to serve. Due to existing management responsibilities in his firm through the firm's July 31, 1997 fiscal year-end, Mr. Zideck will begin his service on August 1, 1997 if elected.

    The names and certain information concerning the persons to be nominated as directors by the Board of Directors at the annual meeting are set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW.

    CHARLES W. SCHARER. Mr. Scharer was elected President and Chief Executive Officer effective December 1, 1995. He has served as a Director since April 1995. Prior to becoming President and Chief Executive Officer, Mr. Scharer served as Executive Vice President from August 1995. Mr. Scharer was elected Chief Financial Officer in July 1993 and Treasurer in September 1993. Mr. Scharer, a Certified Public Accountant, joined the Company in 1982 as Audit Manager. He received progressive promotions to Corporate Director of Internal Control in 1983, to Assistant General Manager in 1985, to Director of Cashier Operations in 1988 and to Vice President Finance and Administration in December 1988.

    LUTHER MACK, JR. Mr. Mack joined the Company's Board of Directors in August 1994. A respected business and civic leader in the Reno-Sparks area, Mr. Mack has been an owner-operator of several McDonalds's franchises for over 20 years. He is also the President and Chief Executive Officer of the Nevada Television Corporation. Mr. Mack is a member of the board of the Nevada State Athletic Commission and the Reno-Tahoe International Airport, as well as director and member of the audit committee for Pioneer Citizens Bank of Nevada.

    RONALD R. ZIDECK. Mr. Zideck is a Certified Public Accountant with more than 30 years of public accounting experience and, for the past 15 years, has been Managing Partner for the Reno office of Grant Thornton LLP, an international firm of accountants and management consultants. Mr. Zideck has served on Grant Thornton LLP's National Executive Committee for the past six years. He is a member of the

University of Nevada's College of Business Advisory Board, is a founding board member and past president of the University's Accounting Circle, and is chairman of the University's Legislative Steering Committee. Mr. Zideck currently serves as a board member and the treasurer for the Utility Shareholders' Association of Nevada, as a board member of Saint Mary's Health Network and as a trustee of the Economic Development Authority of Western Nevada. Previously, he served on the boards of the Reno Philharmonic and the Nevada Museum of Art. Mr. Zideck is a past president of Western Industrial Nevada and past chairman of the Greater Reno-Sparks Chamber of Commerce.

                        DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth the directors, director nominee and executive officers of the Company as of February 28,1997. All directors hold their positions until their terms expire or until their respective successors are elected and have qualified. Executive officers are elected by and serve at the discretion of the Board of Directors until their successors are duly chosen and have qualified.

NAME                            AGE                                         TITLE
---------------------------     ---     ------------------------------------------------------------------------------
Thomas M. Yturbide.........         61  Chairman of the Board of Directors
William B. Ledbetter.......         66  Vice Chairman of the Board of Directors and Secretary
Charles W. Scharer.........         41  President, Chief Executive Officer and Director
Richard F. Kudrna, Sr......         63  Chairman Emeritus and Director
Jessica L. Ledbetter.......         41  Director
Kirk B. Ledbetter..........         37  Director
Luther Mack, Jr............         57  Director
Franklin K. Rahbeck........         74  Director
Eugene R. White............         65  Director
Ronald R. Zideck...........         59  Director Nominee
Stephen L. Cavallaro.......         39  Chief Operating Officer of Subsidiary Properties
Gary D. Armentrout.........         49  Senior Vice President of Business Development and Government Relations
John J. McLaughlin.........         41  Senior Vice President, Chief Financial Officer and Treasurer
Edward B. Barraco..........         52  Senior Vice President and General Manager - Harveys Wagon Wheel Hotel/Casino
Gary R. Selesner...........         43  Senior Vice President and General Manager - Hard Rock Hotel and Casino
Kevin O. Servatius.........         44  Senior Vice President and General Manager - Harveys Resort Hotel/ Casino
Verne H. Welch, Jr.........         59  Senior Vice President and General Manager - Harveys Casino Hotel
James J. Rafferty..........         41  Corporate Vice President of Marketing

    Set forth below are the Class I and Class II directors whose terms do not expire this year and executive officers of the Company, along with certain information regarding these individuals.

    RICHARD F. KUDRNA, SR. Mr. Kudrna served as Chairman of the Board of Directors from 1983 until December 1, 1995, when he became Chairman Emeritus of the Board of Directors. Mr. Kudrna's current term as a member of the Board of Directors will expire at the 1998 Annual Meeting of Stockholders. Prior to joining the Company in 1968, he had been employed by Harrah's for over 4 years. Mr. Kudrna served as Sr. Vice President of Administration, then as Sr. Vice President and General Manager before assuming the position of Chairman of the Board. Mr. Kudrna is a past board member of the Lake Tahoe Gaming Alliance, past director of the Lake Tahoe Visitors Authority and charter member and past president of the Douglas County Education Foundation. Mr. Kudrna has also served as past board president of the Tahoe Douglas Rotary Club, past president of the Tahoe Douglas Chamber of Commerce and a member of the Douglas County Planning Committee. He currently sits on the Advisory Board for the University of Nevada-Reno Business College.

    JESSICA L. LEDBETTER. Ms. Ledbetter served as Executive Assistant from 1988 to 1993 and has served as a Director since 1987. Ms. Ledbetter's current term as a member of the Board of Directors will expire at the 1998 Annual Meeting of Stockholders. Ms. Ledbetter has been employed by the Company in a variety of capacities, including internal audit, accounting and cashier functions, Director of Planning, games and slot operations and food and beverage service. She currently serves as a member of the Board of Directors of Barton Memorial Hospital, Lake Tahoe Community Trust and the Lake Tahoe Education Foundation. Ms. Ledbetter presently owns and operates the Thunderbird Ranch in northern Nevada. Ms. Ledbetter is the daughter of William B. Ledbetter and the sister of Kirk B. Ledbetter.

    FRANKLIN K. RAHBECK. Mr. Rahbeck has served as a Director since 1987. Mr. Rahbeck's current term as a Director will expire at the 1998 Annual Meeting of Stockholders. He also serves on the Board of Directors of Barton Memorial Hospital Foundation and is a director for the Washoe Tribe's Economic Development Corporation. In 1947, Mr. Rahbeck founded the Nevada Lumber Company, which he operated until its sale to Diamond International in 1959. He is the co-founder of the Outdoorsman retail store in South Lake Tahoe which he managed for a period of 23 years until 1983. Mr. Rahbeck currently resides in Carson Valley where he engages in cattle ranching.

    WILLIAM B. LEDBETTER. Mr. Ledbetter has served as Vice Chairman of the Board of Directors and Secretary since October 1993. His current term as a Director will expire at the 1999 Annual Meeting of Stockholders. From 1983 until October 1993, Mr. Ledbetter served as President, Chief Executive Officer and as a Director. Since joining the Company in 1954, he has been involved in virtually every aspect of the Company's operations. Mr. Ledbetter was instrumental in developing the Company's present management team. From 1984 to 1991, he was intimately involved in overseeing the completion of the Company's master plan. Mr. Ledbetter is the father of Jessica L. and Kirk B. Ledbetter.

    KIRK B. LEDBETTER. Mr. Ledbetter has served as a Director since 1987. His current term as a Director will expire at the 1999 Annual Meeting of Stockholders. He has been with the Company since 1977 and over the last 20 years has obtained a wide range of experience in various functional systems and customer service areas. He was appointed to the position of Customer Services Systems Manager in 1993. In his current capacity he has responsibility for the customer database, direct mail marketing, analysis of customer service ratings and various marketing functions. He presently is the president and member of the Board of Trustees for the Douglas County Education Foundation, was formerly a member of the board of the Boys and Girls Club of Lake Tahoe and is active in community service, sitting on various committees. Mr. Ledbetter holds B. S. and MBA degrees from the University of Nevada-Reno. Mr. Ledbetter is the son of William B. Ledbetter and brother of Jessica L. Ledbetter.

    EUGENE R. WHITE. Mr. White was appointed to the Board of Directors in November 1996. His current term as a Director will expire at the 1999 Annual Meeting of Stockholders. Mr. White serves as Chairman of the Board of Antares Alliance Group, a joint venture between EDS and Amdahl Corporation for the development and marketing of software products. Mr. White is also a member of the board of Needham and Company, Inc., a New York investment banking firm; Varco International, Inc., an oil service company and Tyecin Systems, Inc., a software systems company. Mr. White also serves as a trustee of JAIMS (Japan-American Institute of Management Science) and as a consultant to the President and Chairman of Fujitsu Limited of Japan.

    STEPHEN L. CAVALLARO. Mr. Cavallaro was appointed Chief Operating Officer of Subsidiary Properties in February 1996. In this position Mr. Cavallaro has operational responsibility for Harveys Wagon Wheel Hotel/Casino in Central City, Colorado; Harveys Casino Hotel in Council Bluffs, Iowa; and the Hard Rock Hotel and Casino in Las Vegas, Nevada. Mr. Cavallaro joined the Company in February 1994 to direct and develop the Hard Rock Hotel and Casino as Senior Vice President and General Manager - Hard Rock Hotel. From 1992 to 1994, Mr. Cavallaro served as Vice President and General Manager of the Palace Station Hotel/Casino. Mr. Cavallaro also served as Executive Vice President and General Manager of Maloof Companies from 1990 to 1992.

    GARY D. ARMENTROUT. Mr. Armentrout has served as Senior Vice President of Business Development and Government Relations since May 1995. In this position he is responsible for identifying and pursuing the development of new projects. Prior to joining the Company, Mr. Armentrout was employed by President Riverboat Casinos, Inc. where he served as Vice President-Gaming from May 1990 until June 1994 when he became Vice President-Gaming Development, a position he held until May 1995. From 1984 until 1990, Mr. Armentrout was Vice President and Assistant General Manager for Harrah's Las Vegas.

    JOHN J. MCLAUGHLIN. Mr. McLaughlin was elected Senior Vice President, Chief Financial Officer and Treasurer in March 1996. Mr. McLaughlin joined the Company in September 1995 as Chief Financial Officer. Mr. McLaughlin is a Certified Public Accountant with over 16 years experience in the gaming industry and served most recently as Chief Financial Officer of President Riverboat Casinos, Inc. from January 1993 until September 1995. From 1984 until 1993, Mr. McLaughlin was employed by TropWorld Casino and Entertainment Resort in Atlantic City, where he served as Director of Financial Reporting from 1984 to 1986 and then as Executive Director of Finance until 1993.

    EDWARD B. BARRACO. Mr. Barraco has served as Senior Vice President and General Manager-Harveys Wagon Wheel Hotel/Casino since July 1995. Mr. Barraco joined the Company in 1971 and has over 29 years experience in the gaming and hospitality industry. From 1985 to 1995, Mr. Barraco served as Assistant General Manager-Lake Tahoe, where he was responsible for overseeing all aspects of the operation on an assigned shift.

    GARY R. SELESNER. Mr. Selesner was appointed Senior Vice President and General Manager-Hard Rock Hotel and Casino in March 1996. Previously, Mr. Selesner had served as Senior Vice President and General Manager-Maryland since August 1995 where he was involved in the Company's development activities. Prior to joining the Company, Mr. Selesner was Vice President-Sales and Marketing of President Riverboat Casinos, Inc. from 1992 to August 1995. From July 1986 to March 1991, Mr. Selesner was employed by the Trump Plaza Hotel and Casino in Atlantic City, New Jersey where he served as Vice President of Marketing until November 1988 and Executive Vice President until May 1990 when he became President and Chief Operating Officer.

    KEVIN O. SERVATIUS. Mr. Servatius was appointed Senior Vice President and General Manager-Harveys Resorts Hotel/Casino in August 1995. Mr. Servatius has over 16 years of experience in the gaming and hospitality industry. He started his career with Harrah's where he progressed through the ranks of both the Harrah's and Embassy Suites organizations, becoming Senior Vice President and General Manager of Harrah's-Lake Tahoe in March 1993. He is a member of the Lake Tahoe Visitors Authority and board member of the Lake Tahoe Gaming Alliance.

    VERNE H. WELCH, JR. Mr. Welch has served as Senior Vice President and General Manager-Harveys Casino Hotel since September 1995. Mr. Welch joined the Company in 1987 and has over 23 years of experience in the gaming and hospitality industry. Prior to moving to the Council Bluffs property, Mr. Welch served as Senior Vice President and General Manager-Lake Tahoe from December 1993. From 1988 to December 1993, he served as Vice President-Casino Operations.

    JAMES J. RAFFERTY. Mr. Rafferty was appointed Corporate Vice President of Marketing in December 1995. Mr. Rafferty joined the Company in 1988 and has over 18 years of experience in the gaming and hospitality industry, including management positions in the Las Vegas and Atlantic City markets. Mr. Rafferty served as Vice President, Marketing-Lake Tahoe from 1992 to 1995. From 1988 through 1992, he served as Director of Employee Development.

MEETINGS OF THE BOARD OF DIRECTORS

    During fiscal year 1996, the Board of Directors met on 10 occasions. None of the members of the Board of Directors proposed for re-election attended less than 75% of the meetings of the Board of

Directors held during fiscal year 1996 or of the meetings of committees of the Board of Directors on which such member served during fiscal year 1996.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has established an Audit Committee and a Compensation Committee. The functions of the Audit Committee are to recommend annually to the Board of Directors the appointment of the independent public accountants of the Company, discuss and review the scope and the fees of the prospective annual audit and review the results thereof with the independent public accountants, review and approve non-audit services of the independent public accountants, review compliance with existing major accounting and financial policies of the Company, review the adequacy of the financial organization of the Company and review management's procedures and policies relative to the adequacy of the Company's internal accounting controls. The current members of the Audit Committee are Luther Mack, Jr. (chair), Franklin K. Rahbeck, and Eugene R. White. During fiscal year 1996, the Audit Committee met on five occasions.

    The functions of the Compensation Committee are to set compensation ranges for the Company; review annual salaries and bonuses for all executive officers; review and approve the annual salary and bonus for the President and Chief Executive Officer and review, approve and recommend to the Board of Directors the terms and conditions of all employee benefit plans or changes thereto. The current members of the Compensation Committee are Eugene R. White (chair), Jessica L. Ledbetter, Luther Mack, Jr., Richard F. Kudrna, Sr., William B. Ledbetter and Franklin K. Rahbeck. During fiscal year 1996, the Compensation Committee met on six occasions.

COMPENSATION OF DIRECTORS

    In fiscal 1996, non-employee directors received an annual retainer of $30,000 and an additional $1,000 for each board meeting attended. During such period, non-employee committee members received $1,000 for each committee meeting attended, and the non-employee chairs of each of the Audit Committee and the Compensation Committee received $1,200 for each meeting attended. Non-employee directors are reimbursed for expenses incurred in connection with attending meetings of the Board of Directors and Committees thereof. Non-employee directors are eligible to participate in the Non-employee Directors Stock Option Program. See "--1993 Non-Employee Directors Stock Option Program."

    The Company has established an Outside Directors' Retirement Plan pursuant to which each outside director and any employee-director who is not covered under the Company's Supplemental Executive Retirement Plan or Senior Supplemental Executive Retirement Plan and who has served five or more years or his/her beneficiaries, as applicable, shall be entitled to receive $25,000 per year for up to ten years upon such director's retirement, death or disability. The plan also provides for continuing medical insurance coverage under the Company's executive health plan for a period of up to 10 years.

    Directors who are also employees may be eligible to participate in the Incentive Plans. See "--Em-ployee Benefit Plans--Omnibus Incentive Plans."

HONORARY DIRECTOR PROGRAM

    The Company's Honorary Director Program is a special program designed to compensate Vera Gross for her years of service to the Company. Vera Gross served as Executive Assistant and Director of the Company. She contributed over 25 years of service to the Company. Under the Honorary Director Program, for the duration of her life, Mrs. Gross will receive annual payments of $50,000 and benefits under the Company's Group Health Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The following individuals served on the Compensation Committee during fiscal year 1996: Donald D. Snyder (chair, December 1, 1995 through April 25, 1996), Jessica L. Ledbetter, Luther Mack, Jr., and Franklin K. Rahbeck. Thomas M. Yturbide and Richard F. Kudrna, Sr. (chair, April 26, 1996 through November 30,
1996) participated as non-voting members. During fiscal year 1996, Richard F. Kudrna, Sr. served as Director Emeritus of the Company and Thomas M. Yturbide served as the Company's Chairman of the Board.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership on Forms 3, 4 and 5 with the Commission. Executive officers, directors and 10% stockholders are required by the Securities and Exchange Commission to furnish the Company with copies of all Forms 3, 4 and 5 they file.

    Based solely on the Company's review of the copies of such forms it has received, the Company believes that all its executive officers, directors and greater than 10% beneficial owners complied with all the filing requirements applicable to them with respect to transactions during fiscal 1996 with the exception of one late filing of a Form 4 reporting one sale of the Company's Common Stock by Donald D. Snyder.

LEGAL PROCEEDINGS INVOLVING DIRECTORS, OFFICERS, AFFILIATES OR BENEFICIAL OWNERS

    No director, officer or affiliate of the Company or beneficial owner of more than 5% of the outstanding shares of Common Stock ("Beneficial Owner"), or any associate thereof, is a party adverse to the Company or any of its subsidiaries in any lawsuit nor has a material adverse interest thereto.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

    The following table sets forth as of March 14, 1997 certain information regarding the shares of Common Stock beneficially owned by each stockholder who is known by the Company to beneficially own in excess of 5% of the outstanding shares of Common Stock, by each director, director nominee and Named Executive Officer (as hereinafter defined) and by all executive officers and directors as a group.

NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                  NUMBER(2)   PERCENT OF CLASS (2)
-----------------------------------------------------------------------  ----------  ---------------------
Estate of Beverlee A. Ledbetter, deceased (3)..........................   2,924,392             29.8
Kirk B. Ledbetter (3) (4)..............................................   3,561,392             36.3
Jessica L. Ledbetter (3) (5)...........................................   3,457,088             35.2
William B. Ledbetter (3) (6)...........................................   2,939,442             29.9
Richmont Capital Partners I, L.P.......................................     763,300              7.8
  4300 Westgrove
  Dallas, Texas 75248 (8)
FMR Corp...............................................................     745,500              7.6
  82 Devonshire Street
  Boston, Massachusetts 02109 (9)
Wells Fargo Bank, National Association.................................     694,000              7.1
  P. O. Box 30100
  Reno, Nevada 89520-0010 (7)
Dimensional Fund Advisors Inc..........................................     497,100              5.1
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401 (9)
Thomas M. Yturbide (10)................................................     231,667              2.3
Richard F. Kudrna, Sr. (6)(11).........................................      58,550                *
Charles W. Scharer (10)................................................      90,000                *
Stephen L. Cavallaro (10)..............................................      45,000                *
Kevin O. Servatius (10)................................................      25,000                *
Franklin K. Rahbeck (5)................................................      14,500                *
Luther Mack, Jr. (5)...................................................       4,700                *
Eugene R. White........................................................          --                *
Ronald R. Zideck.......................................................          --                *
Executive Officers and Directors as a Group............................   4,717,389             46.1
 (17 persons)(3)(4)(5)(6)(10)(11)

------------------------

*   Less than one percent

(1) Unless otherwise indicated, the address of each of the stockholders named in this table is: c/o Harveys Casino Resorts, P.O. Box 128, Highway 50 & Stateline Avenue, Lake Tahoe, Nevada 89449.

(2) Unless otherwise indicated in the footnotes to this table and subject to the community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned. Percentages of beneficial ownership total more than one hundred percent because shares of Common Stock held by the Estate of Beverlee A. Ledbetter deceased, are reported as beneficially owned by each of Kirk B. Ledbetter, Jessica L. Ledbetter and William B. Ledbetter.

(3) Includes the 2,924,392 shares held by the Estate of Beverlee A. Ledbetter, deceased. Kirk B. Ledbetter, Jessica L. Ledbetter and William B. Ledbetter have been appointed co-executors of the estate and share the voting power and investment power of the shares held by the estate, subject to such rights and restrictions imposed under the terms of the governing estate instruments and the applicable state law.

(4) Includes 200 shares owned by Kirk B. Ledbetter's spouse and 100 shares each controlled by Mr. Ledbetter's spouse as custodian for their son and daughter. Kirk B. Ledbetter disclaims beneficial ownership of all 400 shares.

(5) Includes, in respect to each of Jessica L. Ledbetter and Franklin K. Rahbeck, options to purchase 6,500 shares of Common Stock, and in respect to Luther Mack, Jr., options to purchase 4,000 shares of Common Stock, all granted under the terms of the Company's 1993 Non-Employee Directors Stock Option Program, which options are currently exercisable or are exercisable within 60 days.

(6) Includes the following options to purchase shares of Common Stock granted under the terms of employment contracts, which options are currently exercisable: William B. Ledbetter, 15,000 and Richard F. Kudrna, Sr., 12,500.

(7) All shares are held by Wells Fargo Bank, N.A., as Trustee of; 1) The Ledbetter 1993 Irrevocable Trust (572,400 shares); 2) the Gregory Lou Kudrna Trust (60,800 shares) and, 3) the Richard Frank Kudrna, Jr. Trust (60,800 shares). The beneficial interests in the Ledbetter 1993 Irrevocable Trust are divided into two equal shares between Jessica L. Ledbetter and Kirk B. Ledbetter. The shares will be distributed to the beneficiaries on the fourth anniversary of the death of William B. Ledbetter. Wells Fargo Bank, N. A. has sole voting power for all 694,000 shares.

(8) Represents shares beneficially owned as of December 4, 1996, based on Amendment No. 1 to Schedule 13D filed in December 1996, with the Securities and Exchange Commission.

(9) Represents shares beneficially owned as of December 31, 1996, based on a
    Schedule 13G filed with the Securities and Exchange Commission in February 1997.

(10) Includes those restricted shares of Common Stock awarded under the terms of the Company's Omnibus Incentive Plans in the following amounts: Stephen L. Cavallaro, 15,000; Charles W. Scharer, 18,000; Kevin O. Servatius , 15,000; Thomas M. Yturbide, 55,000; and, to all officers and directors as a group 163,000. Recipients of such shares have immediate power to vote all such shares; however, ownership of such shares is subject to restrictions which lapse as to 25% on the date of grant of such shares and on each of the following three anniversaries of the grant date. Includes the following options to purchase shares of Common Stock awarded under the terms of the Company's Omnibus Incentive Plans, which options are currently exercisable or are exercisable within 60 days: Stephen L. Cavallaro, 33,333; Charles W. Scharer, 72,000; Kevin O. Servatius, 10,000; Thomas M. Yturbide, 176,667; and, to all officers and directors as a group, 367,501.

(11) Includes 39,000 shares owned by Richard F. Kudrna, Sr.'s spouse. Mr. Kudrna disclaims beneficial ownership of all 39,000 shares.

                             EXECUTIVE COMPENSATION

    The following table sets forth the compensation paid or accrued by the Company to the Chief Executive Officer of the Company and to each of the four most highly compensated executive officers of the Company (other than the Chief Executive Officer) for services rendered to the Company in all capacities during the last three fiscal years ended November 30, 1996 (the five individuals are referred to herein as the "Named Executive Officers").

                             HARVEYS CASINO RESORTS
                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM COMPENSATION
                                                                           -----------------------------------
                                                                                    AWARDS
                                                                           ------------------------   PAYOUTS
                                                                           RESTRICTED                ---------
                                                   ANNUAL COMPENSATION        STOCK                    LTIP       ALL OTHER
                                                -------------------------  AWARDS ($)                 PAYOUTS   COMPENSATION
   NAME AND PRINCIPAL POSITION     FISCAL YEAR  SALARY ($)    BONUS ($)        (1)      OPTIONS (#)   ($) (2)    ($) (3) (4)
---------------------------------  -----------  -----------  ------------  -----------  -----------  ---------  -------------
Charles W. Scharer (6)...........        1996      347,400     168,000             --      135,000          --        4,095
  President, Chief Executive             1995      240,507     125,000             --           --          --        1,819
  Officer and Director                   1994      184,712      60,000        252,000       32,000     134,364          664

Thomas M. Yturbide (7)...........        1996      400,000          --             --      100,000          --       41,146
  Chairman of the Board                  1995      400,000     148,000(5)          --           --          --       34,074
                                         1994      350,000     241,300(5)     770,000      110,000     361,206       22,801

William B. Ledbetter.............        1996      239,274          --             --           --          --       11,552
  Vice Chairman of the                   1995      239,274          --             --           --          --       11,787
  Board and Secretary                    1994      239,274          --             --           --          --       11,588

Stephen L. Cavallaro (8).........        1996      267,785     120,000             --       28,000          --        3,873
  Chief Operating Officer of             1995      242,135     124,020             --           --          --        1,777
  Subsidiary Properties                  1994      173,077      45,000        210,000       30,000          --          393

Kevin O. Servatius (9)...........        1996      231,538     100,000             --       10,000          --          260
  Sr. Vice President and                 1995       60,577       7,500        285,000       30,000          --           --
  General Manager                        1994           --          --             --           --          --           --
  Harveys Resort

------------------------

(1) In the case of Mr. Scharer, Mr. Yturbide and Mr. Cavallaro, represents the market value ($14 per share) as of February 14, 1994 (the effective date of the Company's initial public offering) of restricted stock awarded the Named Executive Officers pursuant to the 1993 Omnibus Incentive Plan. The number of shares awarded and the value as of November 30, 1996 are as follows: Mr. Scharer, 18,000 shares ($303,750), Mr. Yturbide, 55,000 shares ($928,125);
    and Mr. Cavallaro, 15,000 shares ($253,125). The shares vested, immediately as to 25% of the award on February 14, 1994, 25% on November 12, 1994, 25% on November 12, 1995 and the remaining 25% on November 12, 1996. In the case of Mr. Servatius, represents the market value ($19 per share) as of August 14, 1995 of 15,000 shares of restricted stock awarded to Mr. Servatius pursuant to the 1993 Omnibus Incentive Plan. The value as of November 30,1996 was $253,125. The shares vested immediately as to 25% of the award on August 14, 1995, 25% on August 14, 1996 and the remaining shares will vest as to 25% on each of the next two anniversaries of the date of grant. The Named Executive Officers receive dividends on all of their shares. See "Employee Benefit Plans--Omnibus Incentive Plans."

(2) In 1990, the Company adopted a long-term incentive plan for key employees. Payment of incentives under the plan was contingent upon the Company attaining certain financial objectives over consecutive and concurrent three-year periods. In 1993, the Company terminated the plan and in 1994 paid all participants, including the Named Executive Officers, all incentives earned. In 1994, the Company adopted a new long-term incentive plan for key employees. See "--Long-Term Incentive Plans-- Awards in Fiscal Year 1996" below.

(3) Includes for fiscal year 1994, $644, $20,611, $393 and $2,848 of the above market interest earned by Mr. Scharer, Mr Yturbide, Mr. Cavallaro and Mr. Ledbetter, respectively, on deferred compensation. Includes for fiscal year 1995, $1,819, $31,884, $1,777 and $3,047 of above market interest earned by Mr. Scharer, Mr Yturbide, Mr. Cavallaro and Mr. Ledbetter, respectively, on deferred compensation. Includes for fiscal year 1996, $2,965, $38,023, $3,873, $2,812 and $260 of above market interest earned by Mr. Scharer, Mr. Yturbide, Mr. Cavallaro, Mr. Ledbetter and Mr. Servatius, respectively, on deferred compensation.

(4) Includes for fiscal 1994 and 1995, $2,190 and $8,740 of term life insurance premium payments by the Company for policies insuring the lives of Mr. Yturbide and Mr. Ledbetter, respectively. Includes for fiscal year 1996, $1,130, $3,123 and $8,740 of term life insurance premium payments by the Company for policies insuring the lives of Mr. Scharer, Mr. Yturbide and Mr. Ledbetter, respectively.

(5) Includes a $100,000 signing bonus paid by the Company in connection with Mr. Yturbide's employment contract.

(6) As of December 1, 1995, Mr. Scharer became the Company's President and Chief Executive Officer.

(7) As of December 1, 1995, Mr. Yturbide became the Company's Chairman of the Board of Directors.

(8) As of February 1, 1996, Mr. Cavallaro became Chief Operating Officer of Subsidiary Operations.

(9) As of August 14, 1995 Mr. Servatius became Senior Vice President and General Manager-Harveys Resort Hotel/Casino

OPTIONS

    The tables below set forth certain information regarding options granted to the Named Executive Officers during fiscal 1996.

OPTIONS GRANTED IN FISCAL YEAR 1996

                                                                                               POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED
                                      NUMBER OF       PERCENT OF                               ANNUAL RATES OF STOCK
                                       SHARES        TOTAL OPTIONS                              PRICE APPRECIATION
                                     UNDERLYING       GRANTED TO     EXERCISE OR                  FOR OPTION TERM
                                   OPTIONS GRANTED   EMPLOYEES IN    BASE PRICE   EXPIRATION   ---------------------
              NAME                       (1)          FISCAL YEAR     ($/SHARE)      DATE       5% ($)     10% ($)
---------------------------------  ---------------  ---------------  -----------  -----------  ---------  ----------
Charles W. Scharer...............       100,000            24.54         18.625     12/01/05     601,203   2,060,535
                                         35,000             8.59         19.250     07/25/06     423,718   1,073,784
Thomas M. Yturbide...............       100,000            24.54         18.625     12/01/05     601,203   2,060,535
Stephen L. Cavallaro.............        28,000             6.87         19.250     07/25/06     338,974     859,027
Kevin O. Servatius...............        10,000             2.45         19.250     07/25/06     121,062     306,795

------------------------

(1) The Named Executive Officers received options pursuant to the Company's incentive plans. See
    "--Employee Benefit Plans--Omnibus Incentive Plans."

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996 AND FISCAL 1996 YEAR-END OPTION
                                     VALUES

                                                                        NUMBER OF SECURITIES
                                                                       UNDERLYING UNEXERCISED
                                                                             OPTIONS AT
                                                                         NOVEMBER 30, 1996
                                                                     EXERCISABLE/UNEXERCISABLE       VALUE OF IN-THE-MONEY
                                     SHARES ACQUIRED      VALUE      --------------------------      UNEXERCISED OPTIONS AT
NAME                                   ON EXERCISE      REALIZED                                      NOVEMBER 30, 1996(1)
-----------------------------------  ---------------  -------------                                EXERCISABLE/UNEXERCISABLE
                                                                                                 ------------------------------
Charles W. Scharer.................            --              --        52,000        115,000    $  88,000              --
Thomas M. Yturbide.................            --              --       142,000         66,667      302,500              --
William B. Ledbetter...............            --              --        15,000             --       41,250              --
Stephen L. Cavallaro...............            --              --        33,000         24,667       82,000              --
Kevin O. Servatius.................            --              --        10,000         30,000           --              --

------------------------

(1) Options are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the options.

LONG-TERM INCENTIVE PLAN

    In fiscal year 1994, the Company adopted a Long-Term Incentive Plan. The table below sets forth awards made to Named Executive Officers in the last fiscal year under the Company's Long-Term Incentive Plan.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN FISCAL YEAR 1996

                                        NUMBER OF SHARES                             ESTIMATED FUTURE PAYOUTS UNDER
                                              UNITS            PERFORMANCE OR          NON-STOCK PRICE-BASED PLANS
                                               OR            OTHER PERIOD UNTIL    -----------------------------------
NAME                                      OTHER RIGHTS      MATURATION OR PAYOUT    THRESHOLD    TARGET      MAXIMUN
--------------------------------------  -----------------  ----------------------  -----------  ---------  -----------
Charles W. Scharer....................         --            Three years ending     $  26,055   $  52,110   $  78,165
                                                             November 30, 1996
                                               --            Three years ending        26,055      52,110      78,165
                                                             November 30, 1997
                                               --            Three years ending        26,055      52,110      78,165
                                                             November 30, 1998
Thomas M. Yturbide....................         --            Three years ending        30,000      60,000      90,000
                                                             November 30, 1996
                                               --            Three years ending        30,000      60,000      90,000
                                                             November 30, 1997
                                               --            Three years ending            --          --          --
                                                             November 30, 1998
Stephen L. Cavallaro..................         --            Three years ending        15,621      31,242      46,862
                                                             November 30, 1996
                                               --            Three years ending        15,621      31,246      46,862
                                                             November 30, 1997
                                               --            Three years ending        15,621      31,246      46,862
                                                             November 30, 1998
Kevin O. Servatius....................         --            Three years ending            --          --          --
                                                             November 30, 1996
                                               --            Three years ending            --          --          --
                                                             November 30, 1997
                                               --            Three years ending        11,577      23,154      34,731
                                                             November 30, 1998

    Mr. Ledbetter does not participate in the Company's Long-Term Incentive Plan. Mr. Yturbide does not participate in the Company's Long-term Incentive Plan beyond the three-year cycle ending November 30, 1997. Benefits received by participants under this plan are based on the Company's achieving specified levels of cash flow and return on equity over three-year periods. The target amount of the incentive is earned if the average of the percentage of achievement of the two goals equals 100%. The threshold amount is earned if the average of the percentage of achievement of the two goals equals 80% and the maximum amount is earned if the average of the percentage of achievement of the two goals equals or exceeds 120%.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    The tables below set forth total benefits payable to executive employees, including Named Executive Officers, who participate in the Company's Supplemental Executive Retirement Plan (the "SERP"). Amounts shown represent the aggregate amounts to which such employees are entitled under the SERP.

                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN TABLE
                              (SEVEN YEAR VESTING)

                                                             ESTIMATED ANNUAL BENEFITS AT AGE 65
                                                           FOR REPRESENTATIVE YEARS OF SERVICE ($)
AVERAGE BASE COMPENSATION                           -----------------------------------------------------
  FOR FINAL FIVE YEARS ($)                              3          4          5          6          7
--------------------------------------------------  ---------  ---------  ---------  ---------  ---------
125,000...........................................     12,500     25,000     37,500     50,000     62,500
150,000...........................................     15,000     30,000     45,000     60,000     75,000
175,000...........................................     17,500     35,000     52,500     70,000     87,500
200,000...........................................     20,000     40,000     60,000     80,000    100,000
225,000...........................................     22,500     45,000     67,500     90,000    112,500
250,000...........................................     25,000     50,000     75,000    100,000    125,000
300,000...........................................     30,000     60,000     90,000    120,000    150,000
400,000...........................................     40,000     80,000    120,000    160,000    200,000
450,000...........................................     45,000     90,000    135,000    180,000    225,000
500,000...........................................     50,000    100,000    150,000    200,000    250,000

                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN TABLE
                               (20 YEAR VESTING)

                                                       ESTIMATED ANNUAL BENEFITS AT AGE 65
                                                     FOR REPRESENTATIVE YEARS OF SERVICE ($)
AVERAGE BASE COMPENSATION                           ------------------------------------------
  FOR FINAL FIVE YEARS ($)                              5         10         15         20
--------------------------------------------------  ---------  ---------  ---------  ---------
125,000...........................................     15,625     31,250     46,875     62,500
150,000...........................................     18,750     37,500     56,250     75,000
175,000...........................................     21,875     43,750     65,625     87,500
200,000...........................................     25,000     50,000     75,000    100,000
225,000...........................................     28,125     56,250     84,375    112,500
250,000...........................................     31,250     62,500     93,750    125,000
300,000...........................................     37,500     75,000    112,500    150,000
400,000...........................................     50,000    100,000    150,000    200,000
450,000...........................................     56,250    112,500    168,750    225,000
500,000...........................................     62,500    125,000    187,500    250,000

    Participation in the plan requires a recommendation by the President of the Company and officer or other key employee status. The seven year vesting SERP presently covers approximately 23 current or former executive employees. The 20 year vesting SERP, for those who began participation after October 1,

1994, covers approximately 21 executive employees. SERP benefits are based on a percentage of average base compensation earned during the participant's last five years of service. Base compensation is the participant's annual salary (but not bonuses or incentive compensation), which is the same as compensation depicted as salary in the Summary Compensation Table. Benefits are generally computed as a straight-life annuity, and are not subject to any deduction for social security benefits. Participants are entitled to receive SERP benefits upon attaining age 65 (age 63 for Mr. Yturbide) and having become vested in the SERP. Participants in the seven year vesting SERP become 20% vested after having accumulated at least three years of service with the Company and vesting continues in 20% increments each year thereafter, with 100% vesting occurring upon completion of seven years of service. Participants in the 20 year vesting SERP become 25% vested after having accumulated at least five years of service with the Company and vesting continues in 5% increments each year thereafter, with 100% vesting occurring upon completion of 20 years of service. Amounts shown for seven years or 20 years of service in the respective tables above represent the maximum annual payments a participant may receive under the SERP. Benefits under the SERP are payable for a period of 15 years. In the event that an individual or entity that did not own shares of Common Stock prior to February 14, 1994 (the date of the initial public offering), or is not a family member of an individual who did, acquires more than 25% of the total shares of Common Stock, participants will become immediately entitled to benefits under the SERP.

    Messrs. Scharer and Yturbide are fully vested under the terms of the seven year vesting plan. Mr. Cavallaro has three years of credited service under the terms of the seven year vesting plan. Mr. Servatius has one year of credited service under the terms of the twenty year vesting plan.

ALTERNATIVE DEFINED BENEFIT PLANS

    Certain executives are entitled to participate in a Senior Supplemental Executive Retirement Plan ("SSERP") that provides for benefits based on a percentage of the salary that was being paid as of January 1, 1991 and computed as a straight-life annuity. Benefits under the SSERP are payable one month after retirement until the recipient reaches age 80. Messrs. Kudrna and William Ledbetter are fully vested in the SSERP, and will each be entitled to annual benefits of $200,000 commencing one month after retirement.

    See "Honorary Director Program" for a discussion of a special defined benefit plan designed to compensate Vera Gross for her many years of service to the Company.

EMPLOYMENT CONTRACTS

    Charles W. Scharer serves as President and Chief Executive Officer under an employment contract with the Company. The term of the contract began on December 1, 1995 and ends on November 30, 2000. The agreement provides that Mr. Scharer's salary during the term of the agreement will be $350,000 per year subject to annual review by the Compensation Committee of the Board of Directors. The agreement also provides Mr. Scharer options to purchase up to 100,000 shares of the Company's Common Stock at $18 5/8 per share. Twenty percent of the options granted to Mr. Scharer vested immediately on December 1, 1995, an additional twenty percent vested on December 1, 1996 and the remaining options vest in three equal installments on December 1, 1997, 1998 and 1999. The contract is terminable at any time (upon ninety days notice) by Mr. Scharer or the Company. If the agreement is terminated by the Company for reason other than cause, Mr. Scharer is entitled to receive the full value of his salary and other benefits for the remainder of the agreement. Prior to December 1, 1995, Mr. Scharer served as Chief Financial Officer under an employment contract with the Company. His annual salary was $200,000. The agreement also provided that Mr. Scharer receive restricted stock and stock options pursuant to the 1993 Omnibus Incentive Plan. See "-- Employee Benefit Plans -Omnibus Incentive Plans."

    Thomas M. Yturbide serves as Consultant to the President and Chief Executive Officer and as Chairman of the Board under an employment contract with the Company. The term of the agreement began as of December 1, 1995 and ends on May 31, 1998. His annual salary under this agreement is $400,000. The agreement also provides Mr. Yturbide options to purchase up to 100,000 shares of the Company's Common Stock at $18 5/8 per share. Thirty-three and one-third percent of the options granted to Mr. Yturbide vested on April 1, 1996 and the remaining options vest in two equal installments on April 1, 1997 and 1998. The contract is terminable at any time (upon ninety days notice) by Mr. Yturbide or the Company. If the agreement is terminated by the Company for reason other than cause, Mr. Yturbide is entitled to receive the full value of his salary and other benefits for the remainder of the term of the agreement. Mr Yturbide will continue to serve as consultant to the President and Chief Executive Officer for the duration of the contract. Prior to December 1, 1995, Mr. Yturbide served as President and Chief Executive Officer under an employment contract with the Company. His annual salary was $400,000. He also received signing bonuses of $100,000 on December 6, 1993, $100,000 on December 1, 1994 and $100,000 on December 1, 1995. In addition, the agreement provided that Mr. Yturbide receive restricted stock and stock options pursuant to the 1993 Omnibus Incentive Plan. See "-- Employee Benefit Plans-Omnibus Incentive Plans."

    William B. Ledbetter serves as Vice Chairman of the Board of Directors and Secretary under an employment agreement with the Company. His annual salary is $239,274. He also received, on November 29, 1993, (i) a one-time guaranteed payment of $650,000 and (ii) options to purchase 15,000 shares of Common Stock at $14.00 per share (the initial public offering price per share of Common Stock), which options are immediately exercisable and remain exercisable for a period of 10 years. Mr. Ledbetter's employment contract is for a term of five years, terminating on October 31, 1998, and is terminable after two years at any time by Mr. Ledbetter or at any time by the Company for cause or if Mr. Ledbetter ceases to be reasonably available to the Company for a period of six months.

    Stephen L. Cavallaro serves as Chief Operating Officer of Subsidiary Operations under an employment contract with the Company effective as of February 1, 1996. The term of the contract was extended on February 10, 1997 and runs for four years, terminating on January 31, 2000. Mr. Cavallaro's annual salary established by the contract is $280,000 subject to annual review and adjustment. The contract also provided for the award of options to purchase 10,000 shares of the Company's Common Stock pursuant to the 1996 Omnibus Incentive Plan. The contract is terminable at any time (upon ninety days notice) by Mr. Cavallaro or the Company. If the contract is terminated by the Company for reasons other than cause, Mr. Cavallaro is entitled to receive the full value of his salary and other benefits for the remainder of the contract term. Prior to February 1, 1996, Mr. Cavallaro served as Senior Vice President and General Manager-Hard Rock Hotel under an employment contract with the Company. His annual salary under the contract was $245,000. The agreement also provided that Mr. Cavallaro receive restricted stock and stock options pursuant to the 1993 Omnibus Incentive Plan. See "--Employee Benefit Plans Omnibus Incentive Plans."

    Mr. Servatius serves as Senior Vice President and General Manager- Harveys Resort Hotel/Casino under an employment contract with the Company effective as of August 14, 1995. The term of the contract runs for five years, terminating on August 13, 2000. Mr. Servatius' annual salary established by the contract was $225,000 for the first year, increased to $250,000 on the first anniversary of the contract and will increase to $275,000 on the second anniversary of the contract. The contract also provided for the award of 15,000 shares of the Company's Common Stock and options to purchase an additional 30,000 shares pursuant to the 1993 Omnibus Incentive Plan. See "--Employee Benefit Plans-Omnibus Incentive Plans". The contract is terminable at anytime (upon ninety days notice) by Mr. Servatius or the Company. If the contract is terminated by the Company for reasons other than cause, Mr. Servatius is entitled to receive the full value of his salary and other benefits for the remainder of the contract term.

EMPLOYEE BENEFIT PLANS

OMNIBUS INCENTIVE PLANS

    In November 1993, the Company adopted the 1993 Omnibus Incentive Plan (the "1993 Plan") and in March 1996, the Company adopted the 1996 Omnibus Incentive Plan (the "1996 Plan" and together with the 1993 Plan, collectively referred to as the "Incentive Plan"). The Incentive Plan was adopted to further and promote the interests of the Company, its subsidiaries and its stockholders by enabling the Company to attract, retain and motivate key employees or prospective employees, and to align the interests of such individuals and the stockholders of the Company. The Incentive Plan is administered by the Compensation Committee, which is authorized to construe and interpret the Incentive Plan and to promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Incentive Plan, including selecting the Incentive Plan's participants, making awards of stock options, stock appreciation rights, restricted stock grants and/or performance units (each an "Award," and collectively, "Awards") in such amounts and form as the Compensation Committee determines and imposing any restrictions, terms and conditions upon such Awards as the Compensation Committee deems appropriate.

    The maximum number of shares of Common Stock authorized for issuance under the 1993 Plan, other than shares of Common Stock issued pursuant to Awards and subsequently reacquired by the Company, is 915,219. The maximum number of shares of Common Stock authorized for issuance under the 1996 Plan, other than shares of Common Stock issued pursuant to Awards and subsequently reacquired by the Company, is 500,000. No Awards may be granted or shares of Common Stock issued under the 1993 Plan or the 1996 Plan after 10 years from the date of adoption of such plan; provided that shares of Common Stock may be issued thereafter pursuant to Awards granted prior to such date. Awards granted prior to such date may be amended after such date, so long as there is no increase in the number of shares of Common Stock subject to or comprising that Award.

    Any Award that constitutes a derivative security (as defined in Rule 16a-1(c) under the Exchange Act) and is granted to or held by a person subject to Section 16 of the Exchange Act shall be subject to the restrictions on exercisability and on transfer set forth in or pursuant to Rule 16b-3 of the Exchange Act. The Incentive Plan is intended to satisfy the requirements of Rule 16b-3 under Section 16 of the Exchange Act in the case of recipients subject to such Section 16.

    In the event of a stock split, the declaration of a stock dividend, the exchange or conversion of securities of the class subject to an Award into cash, property or different kinds of securities pursuant to a merger, reorganization or otherwise, or the sale of substantially all of the assets of the Company or if an extraordinary dividend is declared, adjustments will be made in (i) the number and type of share or other securities or cash or other property that may be acquired pursuant to each Award, (ii) the maximum number and type of shares or other securities that may be issued pursuant to other Awards thereafter granted under the Incentive Plan, and (iii) any other terms as are necessarily affected by such event.

    On November 12, 1993, the Company granted an aggregate of 176,500 shares of restricted stock and 348,000 stock options to certain key management of the Company. Of the shares of restricted stock, approximately 25% became unrestricted and vested immediately upon the effective date of the Company's initial public offering and the remaining shares became unrestricted and vested over a period of approximately three years. The stock options granted become exercisable in three installments, 33 1/3% on each of the first three anniversaries of grant, and expire ten years from the date of grant. The initial grantees included Mr. Scharer (18,000 shares of restricted stock and 32,000 stock options), Mr. Yturbide (55,000 shares of restricted stock and 110,000 stock options) and Mr. Cavallaro (15,000 shares of restricted stock and 30,000 stock options).

    Subsequently, the Company has granted an additional 52,000 shares of restricted stock and options to purchase 550,280 shares to key management employees. The grantees of these additional Awards included Mr. Scharer (135,000 stock options), Mr. Yturbide (100,000 stock options), Mr. Cavallaro (28,000 stock options) and Mr. Servatius (15,000 shares of restricted stock and 40,000 stock options). In each case, except for Mr. Scharer (as to 100,000 stock options), Mr. Yturbide and Mr. Cavallaro (as to 10,000 stock options), the stock options granted become exercisable in three installments, 33 1/3% on each of the first three anniversaries of grant. As to Mr. Scharer's stock options, 100,000 stock options vest in 20,000 share increments; the first on the grant date of December 1, 1995, the second on December 1, 1996 and the remaining options on the next three anniversaries of the grant date. As to Mr. Yturbide's 100,000 stock options, 33 1/3% vested on April 1, 1996 and the reminder vest in two equal installments on April 1, 1997 and 1998. As to 10,000 of Mr. Cavallaro's stock options, 33 1/3% became exercisable on the date of grant, July 25, 1996, and the remainder become exercisable in equal installments on the next two anniversaries of the grant. Mr. Servatius' 15,000 shares of restricted stock vested immediately as to 25% of the shares on the grant date of August 14, 1995, an additional 25% vested on August 14, 1996 and the balance will vest in equal installments on each of the next two anniversaries of the grant date. All of the stock options expire ten years from the date of grant.

1993 NON-EMPLOYEE DIRECTORS STOCK OPTION PROGRAM

    The purpose of the Company's 1993 Non-Employee Directors Stock Option Program (the "Program") is to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract and retain the services of experienced and knowledgeable non-employee directors and by encouraging such directors to acquire an increased proprietary interest in the Company.

    The total number of shares of Common Stock for which options may be granted under the Program shall not exceed 60,000 subject to automatic adjustments for stock splits and certain other corporate transactions and/or recapitalization. An initial grant of options to acquire 4,500 shares has been awarded to each current non-employee director with the exception of Eugene R. White who was appointed to the Board of Directors in November 1996. Pursuant to the Program, initial awards of options to acquire 4,500 shares will be granted to any new non-employee director (such as Mr. White) immediately following the first annual meeting after such non-employee director is first elected or appointed to the Board of Directors. Subsequent annual grants of options to acquire 1,500 shares will be made immediately following each annual meeting to all non-employee directors who had previously received initial grants.

    The Board of Directors may amend the Program, provided that no amendment which would change the amount, price or timing of the initial and annual grants may be made more often than once every six months, and provided, further, that certain other material changes may not be made to the Program without stockholder approval.

    Options granted under the Program become exercisable in three installments, 33 1/3% on the date of grant and 33 1/3% on each of the next two anniversaries of grant. Each option granted expires ten years from the date of its grant. The Program continues in effect until it is terminated by action of the Board of Directors or the stockholders.

    If a non-employee director voluntarily terminates his or her board membership at any time, the options granted to such director shall automatically expire and be forfeited as of the effective date of such service termination. For purposes of the Program, a "voluntary termination" will occur only if a non-employee director resigns (other than due to death, disability or retirement (as defined in the Program)) or refuses to stand for election to the Board of Directors if nominated (other than due to death, disability or retirement). If the director's membership on the Board of Directors is terminated for any other reason, including a failure to be reelected by the stockholders of the Company, the options will become fully exercisable as of the date of such termination and each option shall expire two years after the date of any such termination (but not beyond the expiration of the stated option term).

1993 EMPLOYEE STOCK GRANT PROGRAM

    In November 1993, the Company adopted the 1993 Employee Stock Grant Program (the "Employee Stock Program") providing for a one-time grant of shares of Common Stock to persons who had been employed by the Company for at least one year and were not otherwise stockholders in the Company or eligible to participate in any of the Company's other benefit plans providing for stock ownership. Under the Employee Stock Program, each eligible employee on the date of grant received one share of Common Stock for each full year of past service to the Company plus five additional shares of Common Stock for every five years of past service to the Company. The Company granted 20,133 shares of Common Stock under the Employee Stock Program.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Articles of Incorporation contain, pursuant to Nevada law, provisions for indemnification of officers and directors of the Company and in certain cases employees and other persons. In addition, the Company's Bylaws require the Company to indemnify such persons to the full extent permitted by Nevada law. Each such person will be indemnified in any proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Company. Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid in settlement. The Company's Bylaws also provide that the Company's Board of Directors may cause the Company to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the Company would have the power to indemnify such person. The Company maintains directors' and officers' liability insurance.

    The Company has also entered into separate indemnification agreements with its directors and officers. Each indemnification agreement provides for, among other things (i) indemnification against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim against an indemnified party unless it is determined, as provided in the indemnification agreement, that indemnification is not permitted under law and (ii) prompt advancement of expenses to any indemnitee in connection with his or her defense against any claim.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHIES

    It is the responsibility of the Compensation Committee (the "Committee") to establish and review the Company's executive compensation programs and policies, to monitor performance and make recommendations concerning executive compensation and benefits to the Board of Directors.

    The Committee's philosophy and policies are to provide a total compensation program which will enable the Company to attract, retain, and motivate an outstanding management team. The Committee strongly believes that stock ownership and incentive programs, based on above-average corporate performance, will encourage management to best serve the interests of our shareholders.

EXECUTIVE COMPENSATION

    Compensation paid to executive officers includes an industry competitive salary, a management incentive cash bonus, which relates to the Company's annual achievement of financial performance goals and individual performance, a long-term incentive plan based on cash flow and return on equity goals, and stock options which align management's interests with stockholders' interests.

    In determining compensation levels, the Board of Directors and the Compensation Committee consider, among other things, 1) the financial performance of the Company during the past year; 2) recommendations of the Company's Chief Executive Officer, based on his evaluation of the breadth of duties of the executive officers and their contribution to the Company; 3) extraordinary performance during the year; 4) levels at which the Company's competitors compensate their executive officers; and 5) relative stock performance vs. comparable gaming companies. Executive Officers also participate in benefit plans generally available to employees including a medical plan, a 401(k) plan, and group life insurance. Additional benefits available to the executive officers include deferred compensation and a supplemental executive retirement program.

    Executive compensation is evaluated annually. Existing compensation levels are compared with compensation levels of executives in similar capacities with other publicly-held gaming companies. The Company's current financial position and performance for the past year is reviewed, including growth in revenues, operating cash flow generated, and earnings per share. In addition , plans for performance for the upcoming year and future periods are reviewed as to revenue growth and earnings. An evaluation is made as to the degree that the executive, including the Chief Executive Officer, contributes to the achievement of the Company's results and other Company goals. Based on these factors, the Committee makes recommendations to the Board of Directors regarding changes to executive compensation.

    The 1993 Omnibus Incentive Plan authorizes the Compensation Committee to make awards of stock options, stock appreciation rights, restricted stock grants and performance units. The size of grants and stock options are determined by a number of factors, including comparable grants to executive officers and employees by other gaming companies which compete in the gaming industry.

1996 CHIEF EXECUTIVE OFFICER COMPENSATION

    The same philosophies described above for executive compensation were used by the Compensation Committee to determine the compensation of the Company's President and Chief Executive Officer, Charles W. Scharer. The Compensation Committee established Mr. Scharer's annual base salary of $350,000 for the fiscal year 1996 based upon a review of compensation by gaming companies having similar revenues and scopes of operations, together with an evaluation of the Company's results in fiscal year 1995, and the degree of progress made in implementing the Company's strategic plans. Mr. Scharer also received a bonus of $125,000 paid in fiscal year 1996.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

    Section 162(m) of the Internal Revenue Code disallows a deduction for federal income tax purposes of most compensation exceeding $1,000,000 in any year paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers of a publicly traded corporation. The Company was not impacted by Section 162(m) in fiscal 1996. In future years, the Compensation Committee intends to take into account the effect of Section 162(m) if the compensation payable to any executive officer approaches $1,000,000.

                                          Respectfully Submitted,

                                          HARVEYS CASINO RESORTS COMPENSATION
                                          COMMITTEE

                                          Eugene R. White [Chair]
                                          Richard Kudrna, Sr.
                                          Jessica L. Ledbetter
                                          William B. Ledbetter
                                          Luther Mack, Jr.
                                          Franklin K. Rahbeck

                            STOCK PERFORMANCE GRAPH

    The graph below compares the cumulative total stockholder return of the Company, with the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500") and the cumulative total return of the Dow Jones Entertainment & Leisure-Casinos Index ("DJ Casinos"). The performance graph assumes that $100 was invested on February 15, 1994 in each of the Company's Common Stock, the S&P 500 and the DJ Casinos. The stock price performance shown in this graph is neither necessarily indicative of nor intended to suggest future stock price performance.

                COMPARISON OF 33 MONTH CUMULATIVE TOTAL RETURN*
                AMONG HARVEYS CASINO RESORTS, THE S&P 500 INDEX
            AND THE DOW JONES ENTERTAINMENT & LEISURE-CASINOS INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                         DOW JONES ENTERTAINMENT &
                 HARVEY'S CASINO RESORTS    S&P 500                     LEISURE-CASINOS
2/15/94                             $100       $100                                $100
11/94                                 97         98                                  61
11/95                                109        134                                  94
11/96                                124        172                                 107

* $100 INVESTED ON 2/15/94 IN STOCK OR INDEX --
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING NOVEMBER 30.

                              CERTAIN TRANSACTIONS

    Wells Fargo Bank, N. A., Jessica L. Ledbetter, Kirk B. Ledbetter and Franklin K. Rahbeck are the co-trustees of the William B. Ledbetter and Beverlee
A. Ledbetter Irrevocable Trust (the "Trust"). The Trust owns survivorship life insurance policies on the lives of William B. Ledbetter and Beverlee A. Ledbetter, deceased. Prior to fiscal 1995 the Company paid the premiums on the life insurance policies. The Company has no further obligation to pay such premiums. On November 15, 1993 the Trust issued a note payable to the Company for the amounts of the premiums previously paid by the Company. On January 31, 1994, the Trust issued a note payable to the Company for the amount of a premium paid by the Company in 1994. The notes are in the principal amounts of $1,376,995 and $455,275 and bear interest at the rate of 5.84% and 6.30%, respectively. Interest on the notes is payable on December 31 of each year and the entire unpaid principal amount becomes due on the earlier of November 15, 2001 or the death of William B. Ledbetter.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected Deloitte & Touche LLP to serve as the Company's independent public accountants to audit the financial statements of the Company for the 1997 fiscal year. Deloitte & Touche LLP served as the Company's independent public accountants during the 1996 fiscal year. A representative of Deloitte & Touche LLP will attend the Annual Meeting, will be given an opportunity to make a statement and will be available to answer appropriate questions.

    On June 27, 1996, Grant Thornton LLP, who had previously been engaged as the independent public accountants to audit the financial statements of the Company was dismissed as the Company's certifying accountant, and replaced by Deloitte & Touche LLP.

    The independent public accountants' reports on the financial statements of the Company for each of the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were the opinions qualified or modified as to uncertainty, audit scope, or accounting principles.

    The decision to change accountants was recommended by the Audit Committee of the Board of Directors of the Company and was approved by the Company's Board of Directors.

    During the Company's two fiscal years and the subsequent interim period preceding the change in accountants there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Grant Thornton LLP would have caused them to make reference to the subject matter of the disagreement in connection with their report.

    During the Company's two fiscal years and the subsequent interim period preceding the change in accountants there were no "reportable events" as listed in paragraph (a) (1) (v) of Item 304 of Regulation S-K.

                                 OTHER MATTERS

    The Board of Directors is not aware of any other matters to be presented at the meeting. If any other matters should properly come before the meeting, the persons named in the proxy will vote the proxies according to their best judgment.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals, if any, which may be considered for inclusion in the Company's proxy materials for the 1998 Annual Meeting must be received by the Company at its offices at Highway 50 & Stateline Avenue, Lake Tahoe, Nevada 89449 not later than November 28, 1997.

                                 ANNUAL REPORT

    The Annual Report to Stockholders for fiscal 1996 accompanies this proxy statement.

                           HARVEYS CASINO RESORTS
             PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                 ANNUAL MEETING OF STOCKHOLDERS MAY 1, 1997



   The undersigned hereby appoints William B. Ledbetter and Richard F. Kudrna, Sr., and each of them, the proxies and attorneys-in-fact of the undersigned, with full power of substitution in each, for and in the name of the undersigned to attend the Annual Meeting of Stockholders of Harveys Casino Resorts to be held May 1, 1997 at 10:00 a.m. local time at Harveys Resort Hotel/Casino, U.S. Highway 50 and Stateline Avenue, Lake Tahoe, Nevada, and any and all adjournments thereof, and to vote thereat the number of shares of Common Stock which the undersigned would be entitled to vote if then personally present as follows:


             (Continued and to be signed on the reverse side)






 X  Please mark your
    votes as in this
    example.


              FOR all nominees           WITHHOLD              MANAGEMENT RECOMMENDS A VOTE FOR ITEM 1.
           listed at right (except       AUTHORITY                                             IF NO SPECIFICATION IS MADE, THIS
            as indicated to the    (to vote for all nominees   NOMINEES: Charles W. Scharer    PROXY WILL BE VOTED FOR ELECTION
              contrary below)         listed at right)                   Luther Mack, Jr.      OF THE PROPOSED DIRECTORS.
                                                                         Ronald R. Zideck      If any other business is presented
Item 1. To                                                                                     at the annual meeting, the proxy
  elect three      / /                      / /                                                will be voted in accordance with
  Directors to                                                                                 the recommendations of management.
  serve a term
  of three years                                                                               I PLAN ON ATTENDING THE MEETING. / /
  until the 2000 Annual Meeting of Stockholders.
INSTRUCTIONS: To withhold authority to vote for any
individual nominee, write the nominee's name here.

                                                                                             PLEASE SIGN AND RETURN PROMPTLY IN THE
                                                                                             SELF-ADDRESSED ENVELOPE.
______________________________________________________





SIGNATURE ____________________________________  DATE ____________  SIGNATURE ________________________________  DATE ______________

NOTE: Signature of stockholders should correspond exactly with the name shown herein. Corporate officers, attorneys, trustees, executors, administrators, guardians, and others should designate their full titles. Joint owners should each sign.

                          HARVEYS CASINO RESORTS
                    1997 ANNUAL MEETING OF STOCKHOLDERS

                        HARVEYS RESORT HOTEL/CASINO
                    U.S. HIGHWAY 50 AND STATELINE AVENUE
                            LAKE TAHOE, NEVADA
                               MAY 1, 1997
                               10:00 A.M.

                           ADMITTANCE TICKET

     This ticket entitles you and one guest to attend the Annual Meeting.
          For room reservations call 1-800-HARVEYS and ask for the
                       "Shareholder's Special Offer"
       CAMERAS AND RECORDING DEVICES WILL NOT BE ALLOWED AT THE MEETING.



Dear Stockholder:

The 1997 Annual Meeting of Stockholders of Harveys Casino Resorts will be held at Harveys Resort Hotel/Casino, U.S. Highway 50 and Stateline Avenue, Lake Tahoe, Nevada on May 1, 1997 at 10:00 a.m., Local Time. At the meeting, stockholders will act to elect three directors.

Your vote is important. Whether or not you plan to attend the meeting, please review the enclosed proxy statement, complete the proxy form and return it promptly in the envelope provided.

If you plan to attend the annual meeting in person, please note that attendance at the meeting will be limited to you and one guest.

Sincerely,
Charles W. Scharer
Chief Executive Officer and Director